UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, the Board of Directors (the “Board”) of KLA Corporation (the “Company”) appointed Susan J.S. Taylor to the Board and the Audit Committee of the Board, effective immediately.

Ms. Taylor served as Chief Accounting Officer of Meta Platforms, Inc., a social media and technology company, from April 2017 until June 2023. From 2012 to 2017, Ms. Taylor served as Vice President, Controller, and Chief Accounting Officer of LinkedIn Corporation, a professional social networking company. From 2009 to 2012, Ms. Taylor served as the Vice President, Controller, and Chief Accounting Officer of Silver Spring Networks, Inc., a provider of networking solutions. From 2008 to 2009, Ms. Taylor served as the Senior Director, Accounting Policy of Yahoo! Inc. Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers, a global professional services accounting firm, in various roles within the firm’s assurance practice. Ms. Taylor has served on the board of directors of Pure Storage, Inc. since 2018.

Ms. Taylor will receive a prorated grant of restricted stock units pursuant to the Company’s 2023 Incentive Award Plan for her service on the Board through the next annual meeting of stockholders and she will be entitled to receive a prorated portion of the annual cash retainer paid by the Company to independent members of the Board and members of the Audit Committee pursuant to the Company’s current outside director compensation program.

On May 8, 2025, Robert A. Rango notified the Board of the Company of his decision to retire from the Board and the Audit Committee of the Board, effective immediately. Mr. Rango’s retirement is not the result of any disagreement between Mr. Rango and the Company on any matter relating to the operations, policies or practices of the Company.

Item 8.01	Other Events.

On May 8, 2025, the Company issued a press release announcing that the Company’s Board declared a cash dividend of $1.90 per share on the Company’s common stock. Such dividend shall be payable on June 3, 2025 to stockholders of record as of the close of business on May 19, 2025. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press release issued May 8, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: May 8, 2025	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary